As filed with the Securities and Exchange Commission on October 26, 2001
                                                         Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                  BRIAZZ, INC.
             (Exact name of Registrant as specified in its charter)

             Washington                             91-1672311
             ----------                             ----------
   (State or other jurisdiction of       (I.R.S. Employer Identification No.)
    Incorporation or organization)

                       3901 7/th/ Avenue South, Suite 200
                            Seattle, Washington 98108
                            -------------------------
                     Address of Principal Executive Offices

                                 (206) 467-0994
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

  1996 Amended Stock Option Plan, 2001 Employee Stock Purchase Plan and Option
  ----------------------------------------------------------------------------
       Agreements with Messrs. Castleman, Fersch, Kourkoumelis and Schultz
       -------------------------------------------------------------------
                            (Full Title of the Plan)

                                 Tracy L. Warner
                   Vice President and Chief Financial Officer
                                  BRIAZZ, Inc.
                       3901 7/th/ Avenue South, Suite 200
                            Seattle, Washington 98108
                            -------------------------
                     (Name and Address of Agent For Service)
                                 (206) 467-0994
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

 =================================================================================================================================
                                                               Proposed Maximum        Proposed Maximum
      Title of Each Class of               Amount to          Offering Price Per      Aggregate Offering      Amount of
    Securities to be Registered         be Registered/(1)/          Share                   Price           Registration Fee
 ---------------------------------------------------------------------------------------------------------------------------------
 Common Shares subject to
 outstanding options under the
 1996 Amended Stock Option Plan         883,926 shares              $5.02/(2)/         $4,437,308.52            $   1,109
 ---------------------------------------------------------------------------------------------------------------------------------
 Common Shares not subject to           110,960 shares              $1.09/(3)/         $  120,946.40            $      30
 outstanding options under the
 1996 Amended Stock Option Plan
 ---------------------------------------------------------------------------------------------------------------------------------
 Common Shares subject to other          62,422 shares              $34.49/(4)/        $2,152,934.78            $     538
 outstanding options
 ---------------------------------------------------------------------------------------------------------------------------------
 Common Shares offered under the        200,000 shares              $1.09/(3)/         $  218,000.00            $      55
 2001 Employee Stock Purchase Plan
 ---------------------------------------------------------------------------------------------------------------------------------
 Total                                1,257,308 shares                                                          $1,732.00
 =================================================================================================================================

(1) Common Shares, without par value, offered by the Company pursuant to the 1996 Amended Stock Option Plan, option agreements with Messrs. Castleman, Fersch, Kourkoumelis and Schultz and the 2001 Employee Stock Purchase Plan.
(2) Based on the average exercise price of options granted under the 1996 Amended Stock Option Plan outstanding as of the date of the filing of this registration statement.
(3) The proposed maximum offering price per share and the registration fee were calculated in accordance with rule 457(c) and (h) based on the average of the high and low prices for shares of the registrant's common shares on October 23, 2001, as quoted by the Nasdaq National Market, which was $1.09 per share.
(4) Based on the average exercise price of options granted pursuant to the option agreements with Messrs. Castleman, Fersch, Kourkoumelis and Schultz as of the date of this filing.

              Page 1 of 7 pages. Exhibit Index begins at page II-6.

================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have been filed with the Commission, are incorporated herein by reference:

         1. Our prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 dated May 1, 2001.

         2. Our Quarterly Reports on Form 10-Q for the periods ended April 1, 2001 and July 1, 2001.

         3. The description of our securities contained in our Registration Statement on Form 8-A filed with the Commission on April 10, 2001 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "Washington Act") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Article 6 of our Amended and Restated Articles of Incorporation and Article IX of our Bylaws together provide for indemnification of our directors, officers, employees and agents to the maximum extent permitted by Washington law. Our directors and officers also may be indemnified against liability they may incur for serving in such capacity pursuant to a liability insurance policy maintained by us for such purpose.

         Section 23B.08.320 of the Washington Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article 6 of our Amended and Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to us and our shareholders.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number                         Exhibit
--------------                         -------
     4.1/(1)/        1996 Amended Stock Option Plan

     4.2/(2)/        2001 Employee Stock Purchase Plan

     4.3             Amended and Restated Stock Option Agreement with Peter Castleman

     4.4             Amended and Restated Stock Option Agreement with Richard Fersch

     4.5             Amended and Restated Stock Option Agreement with Dan Kourkoumelis

     4.6             Amended and Restated Stock Option Agreement with Howard Schultz

     5.1             Opinion of Dorsey & Whitney LLP

    23.1             Consent of PricewaterhouseCoopers LLP, independent accountants

    23.4             Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)

    24.1             Powers of Attorney (included on the signature pages)

____________________
(1) Incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1 (333-54922)
(2) Incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 (333-54922)

Item 9.  Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   Signatures

     The Registrant. Pursuant to the requirements of the Securities Act of 1933,
     --------------
the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Seattle, Washington, on September 10, 2001.

                                       BRIAZZ, INC.
                                       (Registrant)


                                       By: /s/ Victor D. Alhadeff
                                           ------------------------------------
                                           Victor D. Alhadeff
                                           Chief Executive Officer and Chairman
                                           of the Board of Directors


                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Victor D. Alhadeff and Tracy L. Warner, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                      Signature                                      Title                             Date
                      ---------                                      -----                             ----
                                                          Chief Executive Officer and
                                                          Chairman of the Board of
               /s/ Victor D. Alhadeff                     Directors                              September 10, 2001
------------------------------------------------------
                 Victor D. Alhadeff

                                                          President, Chief Operating
                /s/ C. William Vivian                     Officer and Director                   September 10, 2001
------------------------------------------------------
                  C. William Vivian

                                                          Vice President Finance, Chief
                                                          Financial Officer, Treasurer and
                 /s/ Tracy L. Warner                      Secretary                              September 10, 2001
------------------------------------------------------
                   Tracy L. Warner

              Signature                       Title        Date
              ---------                       -----        ----
         /s/ Richard Fersch                  Director     September 8, 2001
-----------------------------------------
           Richard Fersch

        /s/ Dan Kourkoumelis                 Director     September 9, 2001
-----------------------------------------
          Dan Kourkoumelis

           /s/ Paul Vigano                   Director     September 12, 2001
-----------------------------------------
             Paul Vigano

                                  EXHIBIT INDEX

    Exhibit Number                 Exhibit                                                    Page
    --------------                 -------                                                    ----
        4.1/(1)/        1996 Amended Stock Option Plan

        4.2/(2)/        2001 Employee Stock Purchase Plan

        4.3             Amended and Restated Stock Option Agreement with Peter Castleman

        4.4             Amended and Restated Stock Option Agreement with Richard Fersch

        4.5             Amended and Restated Stock Option Agreement with Dan Kourkoumelis

        4.6             Amended and Restated Stock Option Agreement with Howard Schultz

        5.1             Opinion of Dorsey & Whitney LLP

       23.1             Consent of PricewaterhouseCoopers LLP, independent accountants

       23.4             Consent of Dorsey & Whitney LLP (Included in Exhibit 5.1)

       24.1             Powers of Attorney (included on the signature pages)

______________________
(1) Incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1 (333-54922)
(2) Incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 (333-54922)